Exhibit 11
                             TPI ENTERPRISES, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                    Fiscal Year Ended
                                            ---------------------------------
                                            December    December     December
                                            26, 1993    31, 1992     31, 1991
                                            --------    --------     --------
 Primary Earnings Per Share
 --------------------------

 Computation for Statement of Operations

 Reconciliation of net income (loss) per
   statement of operations to amount used in primary earnings per share computations:

      Income (loss) from continuing        $(36,488)   $   662       $(12,053)
      Discontinued operations  . . . . .      5,273        ---         22,720
      Extraordinary item . . . . . . . .        ---    (11,949)           ---
      Cumulative effect of accounting           ---     (2,838)           ---
                                           --------    --------      --------
 Net income (loss), as adjusted (a)  . .   $(31,215)   $(14,125)     $ 10,667
                                           ========    ========      ========


 Reconciliation of weighted average
 number of shares outstanding to amount
 used in primary earnings per share
 computation:

 Weighted average number of common shares    19,613      18,128       19,158
 Additional shares assuming conversion of       514         165           38
                                           --------    --------     --------

 Weighted average number of shares
 outstanding,
     as adjusted  (a)  . . . . . . . . .     20,127      18,293       19,196
                                           ========    ========      =======

 Primary earnings per share (a):

    Income (loss) from continuing          $ (1.81)    $  0.04       $(0.63)
    Discontinued operations  . . . . . .      0.26         ---         1.18
    Extraordinary item . . . . . . . . .       ---       (0.65)         ---
    Cumulative effect of accounting            ---       (0.16)         ---
                                           ---------   ---------    --------
 Net income (loss) . . . . . . . . . . .   $ (1.55)    $ (0.77)      $ 0.55
                                           ========    ========      ======










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

                             TPI ENTERPRISES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Continued)


                                                    Fiscal Year Ended
                                            ---------------------------------
                                            December    December     December
                                            26, 1993    31, 1992     31, 1991
                                            --------    --------     --------



 Additional Fully Diluted Computation
 ------------------------------------

 Additional adjustments to net income (loss), as adjusted for fully diluted computations:

    Income (loss) from continuing          $(36,488)   $     662     $(12,053)
    Add net interest expense related to
      convertible debentures (b)   . . .      3,680        1,279           --
                                           --------    ---------     --------

    Income (loss) from continuing           (32,808)       1,941      (12,053)
    Discontinued operations  . . . . . .      5,273          ---       22,720
    Extraordinary item . . . . . . . . .        ---      (11,949)         ---
    Cumulative effect of accounting             ---       (2,838)         ---
                                           ---------    ---------    --------
 Net income (loss) as adjusted . . . . .   $(27,535)    $(12,846)    $ 10,667
                                           =========    =========    ========



 Additional adjustment to weighted
    average number of shares outstanding:

    Weighted average number of shares
       outstanding . . . . . . . . . . .     19,613       18,128       19,158

    Additional shares assuming conversion
        Stock options  . . . . . . . . .        566          493           52

        Convertible subordinated              7,962        3,372          ---
                                             ------       ------      -------
 Weighted average number of shares           28,141       21,993       19,210
                                            =======      =======      =======










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


                             TPI ENTERPRISES, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Continued)


                                                    Fiscal Year Ended
                                            ---------------------------------
                                            December    December     December
                                            26, 1993    31, 1992     31, 1991
                                            --------    --------     --------

 Fully diluted earnings per share:

    Income (loss) from continuing           $(1.17)     $ 0.09       $(0.63)
    Discontinued operations  . . . . . .      0.19         ---         1.18
    Extraordinary item . . . . . . . . .       ---       (0.54)         ---
    Cumulative effect of accounting
       changes   . . . . . . . . . . . .       ---       (0.13)         ---
                                           --------     -------     -------

 Net income (loss) . . . . . . . . . . .    $(0.98)     $(0.58)       $0.55
                                            =======     =======       =====


(a) These figures agree with the related amounts in the statements of operations.

(b) Adjustments to income (loss) from continuing operations have been shown net of the tax effect (which were calculated at the Company's effective tax rate) of the gross amount of the adjustments.

(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 or APB Opinion No. 15 because it results in dilution of less than 3%.

(d) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

















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